UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 6, 2014, The Providence Service Corporation (the “Company”) held a conference call to discuss its financial results and corporate developments for the third quarter of 2014. During the question and answer session, the Company responded to questions relating to the expected future operating performance of its newly acquired business, CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”).

The Company is issuing this Current Report on Form 8-K to clarify that it expects:

•	Matrix’s average revenue growth to be greater than 12% over the next three years, with Adjusted EBITDA margins greater than 20%.

•	Full-year 2014 revenue and Adjusted EBITDA for Matrix to be $210 million and $49 million, respectively.

Adjusted EBITDA for Matrix excludes operating costs associated with the build-out of Matrix’s chronic care offering.

On November 6, 2014, the Company issued a press release related to the above clarification, which is set forth in Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K under this Item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01

(d) Exhibits

99.1	Press release, dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 7, 2014	By:	/s/ Robert E Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer